EXHIBIT 10.6

IBM CHINA/HONG KONG LIMITED
10/F PCCW Tower
Taikoo Place, 979 King's Road
Quarry Bay, Hong Kong

                         AMENDMENT TO SUPPLIER AGREEMENT
--------------------------------------------------------------------------------
Name and Address of Supplier
TITANIUM TECHNOLOGY LIMITED                             Agreement No. 4904HK0668
10/F, Tianjin Building
167 Connaught Road West,                                     SOW No. 4904HK 0669
Hong Kong                                                      Amendment No. 001
--------------------------------------------------------------------------------

This Amendment amends the SOW as follows. All other terms and conditions of the SOW shall remain unchanged.

ORDER OF PRECEDENCE

In case of conflict between any of the terms and conditions of the Agreement, SOW and this Amendment, the terms and conditions of this Amendment will prevail.

The validity of the SOW is extended from December 31, 2004 to December 31, 2005 and stated as follows:

The Supplier would partner with IBM to provide professional services ("Services") for the Hong Kong Government of HKSAR (the "Customer") under the Information Technology Professional Services Arrangement referenced ITS 5/3/1/1
- T1 (the "ITPSA") from Jun 24, 2002 to Dec 31, 2005 ("Term"), and with an option to extend for a further period of no more than 18 months. The Supplier will be informed 3 months before the expiry of the first 30 months whether IBM will exercise the option of extension.




THE PARTIES ACKNOWLEDGE THAT THE THEY HAVE READ THIS AMENDMENT, UNDERSTANDS IT AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THIS AMENDMENT, TOGETHER WITH ANY OTHER APPLICABLE IBM AGREEMENTS, CERTIFICATIONS, ADDENDUM, SUPPLEMENTS AND ANY EXHIBITS OR ATTACHMENTS THERETO, REFERENCING THIS AMENDMENT OR EXPRESSLY MADE A PART HEREOF THAT ARE DULY SIGNED BY THE PARTIES, SUPERSEDING ALL PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN, AND OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT.



ACCEPTED AND AGREED TO:                                    ACCEPTED AND AGREED TO:
IBM China/Hong Kong Limited                                Titanium Technology Limited


By: /s/ CATHERINE CHUI        DECEMBER 3, 2004             By: /s/ PATRICK LO                     DEC 9, 2004
   -------------------------------------------                ------------------------------------------------
Authorized Signature                     Date              Authorized Signature                   Date

   CATHERINE CHUI                                             PATRICK LO
----------------------------------------------             ---------------------------------------------------
Printed Name                                               Printed Name

 PROCUREMENT MANAGER                                        EXECUTIVE DIRECTOR
--------------------------------------------------------   ---------------------------------------------------
Title & Organization                                       Title & Organization
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                                  Page 1 of 1

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                           TECHNICAL SERVICE AGREEMENT

                                                           Agreement #4904HK0668

This Base Agreement ("BASE AGREEMENT") dated as of October 5, 2004 ("EFFECTIVE
DATE"), between IBM CHINA/HONG KONG KONG LIMITED ("BUYER") and TITANIUM
TECHNOLOGY LIMITED ("SUPPLIER"), establishes the basis for a multinational procurement relationship under which Supplier will provide Buyer the Deliverables and Services described in SOW's issued under this Base Agreement.
Deliverables and Services acquired by Buyer on or after the Effective Date will be covered by this Base Agreement. This Base Agreement will remain in effect until terminated.

1.0 DEFINITIONS "AFFILIATES" means entities that control, are controlled by, or are under common control with, a party to this Agreement.
"AGREEMENT" means this Base Agreement and any relevant Statements of Work
("SOW"), Work Authorizations ("WA"), and other attachments or appendices specifically referenced in this Agreement.
"APPEARANCE DESIGN" means the appearance presented by an object, formed in hardware or by software that creates a visual impression on an observer.
Appearance Design refers to the ornamental and not the functional aspects of an object.
"DELIVERABLES" means items that Supplier prepares for or provides to Buyer as described in a SOW. Deliverables include Developed Works, Preexisting Materials, and Tools.
"DEVELOPED WORKS" means all work product (including software and its Externals) developed in the performance of this Agreement as described in a SOW. Developed
Works do not include Preexisting Materials, Tools, or items specifically excluded in a SOW.
"ELECTRONIC SELF-HELP" means a process where Supplier electronically disables, removes, or otherwise prevents the use of its software product without the Buyer's or Buyer's Customer's cooperation or consent. Electronic Self-Help could be done through electronic or other means (for example: remotely through "back doors" or hidden entrances in the software or through hidden shut-down commands in the software that can be activated by phone or in other ways).
"EXTERNALS" means any pictorial, graphic, audiovisual works, reports or data generated by execution of code and any programming interfaces, languages or protocols implemented in the code to enable interaction with other computer programs or end users. Externals do not include the code that implements them.
"INVENTIONS" means ideas, designs, concepts, techniques, inventions, discoveries or improvements, whether or not patentable, conceived or reduced to practice by Supplier Personnel in performance of this Agreement.
"JOINT INVENTIONS" means Inventions made by Supplier Personnel jointly with Buyer Personnel.
"PARTICIPATION AGREEMENT" OR "PA" means an agreement signed by one or more
Affiliates which incorporates by reference the terms and conditions in this Base
Agreement, any relevant SOWs, and other attachments or appendices specifically referenced in the PA.
"PERSONNEL" means agents, employees or subcontractors engaged or appointed by Buyer or Supplier.
"PREEXISTING MATERIALS" means items including their Externals, contained within a Deliverable, in which the copyrights are owned by a third party or that Supplier prepared or had prepared outside the scope of this Agreement.
Preexisting Materials exclude Tools, but may include material that is created by use of Tools.
"PRICES" means the agreed upon payment and currency for Deliverables and Services, including all applicable fees, payments and taxes, as specified in the relevant SOW and/or WA.
"SERVICES" means work that Supplier performs for Buyer as described in a SOW.
"STATEMENT OF WORK" or "SOW" means any document that:
1.  identifies itself as a statement of work;
2.  is signed by both parties;
3.  incorporates by reference the terms and conditions of this Base Agreement;
and
4. describes the Deliverables and Services, including any requirements, specifications or schedules.
"TAXES" means any and all applicable taxes, charges, fees, levies or other assessments imposed or collected by any governmental entity worldwide or any political subdivision thereof and however designated or levied on sales of Deliverables or Services, or sales, use, transfer, goods and services or value added tax or any other duties or fees related to any payment made by Buyer to Supplier for Deliverables and/or Service provided by Supplier to Buyer under or pursuant to this Agreement; exclusive, however, of taxes imposed upon the net income or capital of Supplier or taxes in lieu of such net income taxes or such other taxes which are to be borne by the Supplier under law. Supplier shall also bear sole responsibility for all taxes, assessments, or other levies on its own leased or purchased property, equipment or software.
"TOOLS" means software that is not commercially available, and its Externals, required for the development, maintenance or implementation of a software
Deliverable.
"WORK AUTHORIZATION" OR "WA" means Buyer's authorization in either electronic or tangible form for Supplier to conduct transactions under this Agreement in accordance with the applicable SOW (i.e., a purchase order, bill of lading, or other Buyer designated document). A SOW is a WA only if designated as such in writing buy Buyer.

2.0 STATEMENT OF WORK


Form Title: Technical Service Agreement     Page 1 of 9      Form Release: 08/98

Form Owner: Global Procurement                               Revision: 3/04

                           TECHNICAL SERVICE AGREEMENT

                                                           Agreement #4904HK0668


Supplier will provide Deliverables and Services as specified in the relevant SOW only when specified in a WA. Supplier will begin work only after receiving a WA from Buyer. Buyer may request changes to a SOW and Supplier will submit to Buyer the impact of such changes. Changes accepted by Buyer will be specified in an amended SOW or change order signed by both parties. Supplier agrees to accept all WA's that conform with the terms and conditions of this Agreement.

3.0 PRICING
Supplier will provide Deliverables and Services to Buyer for the Prices. The Prices for Deliverables and Services specified in a SOW and/or WA and accepted by Buyer plus the payment of applicable Taxes will be the only amount due to Supplier from Buyer. The relevant SOW or WA shall contain Prices for each country receiving Deliverables and Services under this Agreement.

4.0 TAXES
Supplier's invoices shall state applicable taxes owed by the Buyer, if any, by tax jurisdiction and with a proper breakdown between taxable and non-taxable Deliverables and Services. Supplier shall remit such tax payments to the appropriate jurisdiction. Supplier agrees to use its best efforts to properly calculate any applicable Taxes at the time of invoice. Supplier and Buyer agree to cooperate to minimize any applicable Taxes, including reasonable notice and cooperation in connection with any audit. Any incremental taxes shall be Supplier's responsibility. If Buyer provides certification of an exemption from Tax or reduced rate of Tax imposed by an applicable taxing authority, then Supplier shall not invoice for nor pay over any such Tax unless and until the applicable taxing authority assesses such Tax, at which time Supplier shall invoice and Buyer shall pay any such Tax that is legally owed.

Buyer shall withhold taxes, if required under the law to be withheld on payments made to Supplier hereunder and shall be required to remit to Supplier only the net proceeds thereof. Buyer shall remit the taxes withheld to the appropriate government authority and agrees to provide Supplier in a timely manner with properly executed documentation or other information or receipts or certificates evidencing Buyers payment of any such withholding tax.

Supplier will indemnify Buyer from any claims by any jurisdiction relating to Taxes paid by Buyer to Supplier; and for any penalties, fines, additions to tax or interest therein imposed as a result of Supplier's failure to timely remit the Tax payment to the appropriate taxing jurisdiction. Supplier also shall indemnify Buyer for any claims made by a taxing jurisdiction for penalties, fines, additions to tax and the amount of interest thereon imposed with respect to Supplier's failure to invoice Buyer for the correct amount of Tax.

5.0 PAYMENTS AND ACCEPTANCE
Terms for payment will be specified in the relevant SOW and/or WA. Payment of invoices will not be deemed acceptance of Deliverables or Services, but rather such Deliverables or Services will be subject to inspection, test, acceptance or rejection in accordance with the acceptance or completion criteria as specified in the relevant SOW and/or WA. Buyer may, at its option, either reject Deliverables or Services that do not comply with the acceptance or completion criteria for a refund, or require Supplier, upon Buyer's written instruction, to repair or replace such Deliverables or re-perform such Service, without charge and in a timely manner.

Unless otherwise provided by local law without the possibility of contractual waiver or limitation, Supplier will submit invoices, corrected invoices, or other such claims for reimbursement, to Buyer within (1) year from the date of acceptance of Deliverables or the satisfactory completion of Services. Exceptions must be specifically authorized by Buyer.

6.0 ELECTRONIC COMMERCE
To the extent permitted by local law, the parties will conduct transactions using an electronic commerce approach under which the parties will electronically transmit and receive legally binding purchase and sale obligations ("Documents"), including electronic credit entries transmitted by Buyer to the Supplier account specified in the relevant SOW and/or WA. The parties will enter into a separate agreement governing the transmission of such electronic transactions and associated responsibilities of the parties.

Form Title: Technical Service Agreement     Page 2 of 9      Form Release: 08/98

Form Owner: Global Procurement                               Revision: 3/04

                           TECHNICAL SERVICE AGREEMENT

                                                           Agreement #4904HK0668

7.0 WARRANTIES
7.1 ONGOING WARRANTIES
Supplier makes the following ongoing representations and warranties:
1. it has the right to enter into this Agreement and its performance of this Agreement will comply, at its own expense, with the terms of any contract, obligation, including any between Supplier and its end-users; or any law, regulation or ordinance to which it is or becomes subject;
2. no claim, lien, or action exists or is threatened against Supplier that would interfere with Buyer's rights under this Agreement;
3. Deliverables and Services do not infringe any privacy, publicity, reputation or intellectual property right of a third party;
4. all authors have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable law) in the Deliverables, to the extent permitted by law;
5. Deliverables are safe for use consistent with and will comply with the warranties, specifications and requirements in this Agreement;
6.  Deliverables do not contain harmful code;
7. Services will be performed using reasonable care and skill and in accordance with the relevant SOW and/or WA;
8.  it will not engage in Electronic Self-Help;
9. Deliverables and Services which interact in any capacity with monetary data are euro ready such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the euro denomination and respecting the euro currency formatting conventions (including the euro sign);
10. it is knowledgeable with, and is and will remain in full compliance with all applicable export and import laws, regulations, orders, and policies (including, but not limited to, securing all necessary clearance requirements, export and import licenses and exemptions from, and making all proper filings with appropriate governmental bodies and/or disclosures relating to the release or transfer of technology and software to non U.S. nationals in the U.S., or outside the U.S., release or transfer of technology and software having U.S. content or derived from U.S. origin software or technology); it is knowledgeable with applicable supply chain security recommendations issued by applicable governments and industry standards organizations and will make best efforts to comply with such recommendations;
11. it will not export, directly or indirectly, any technology, software or commodities of U.S. origin or having U.S. content provided by Buyer or their direct product to any of the countries or to nationals of those countries, wherever located, listed in U.S. Export Administration Regulations, as modified from time to time, unless authorized by appropriate government license or regulations;
12. it will not use, disclose, or transfer across borders any information that is processed for Buyer that may identify an individual (Personal Data), except to the extent necessary to perform under this Agreement; and
13. it will comply with all applicable data privacy laws and regulations, will implement and maintain appropriate technical and other protections for the Personal Data, will report any breaches of protection of Personal Data, and will cooperate fully with Buyer's requests for access to, correction of, and destruction of Personal Data in Supplier's possession.

THE WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING THOSE WARRANTIES OR CONDITIONS OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.2 WARRANTY REDEMPTION
Subject to Section 10.0 Supplier Liability for Third Party Claims, if Deliverables or Services do not comply with the warranties in this Agreement, Supplier will repair or replace Deliverables or re-perform Services, without charge and in a timely manner. If Supplier fails to do so, Buyer may repair or replace Deliverables or re-perform Services and Supplier will reimburse Buyer for actual and reasonable expenses.

8.0 DELIVERY
Deliverables and Services will be delivered as specified in the relevant SOW and/or WA. If Supplier cannot comply with a delivery commitment, Supplier will promptly notify Buyer of a revised delivery date and Buyer may:
1.  cancel without charge Deliverables or Services not yet delivered; and
2. exercise all other remedies provided at law, in equity and in this Agreement.

9.0 INTELLECTUAL PROPERTY
9.1 WORKS MADE FOR HIRE
All Developed Works belong exclusively to Buyer and are works made for hire. If any Developed Works are not considered works made for hire owned by operation of law, Supplier assigns the ownership of copyrights in such works to Buyer.

9.2 PREEXISTING MATERIALS
Supplier will not include any Preexisting Materials in any Deliverable unless they are listed in the relevant SOW. Supplier grants Buyer a nonexclusive, worldwide, perpetual, irrevocable, paid-up, license to prepare and have prepared derivative



Form Title: Technical Service Agreement     Page 3 of 9      Form Release: 08/98

Form Owner: Global Procurement                               Revision: 3/04

                           TECHNICAL SERVICE AGREEMENT

                                                           Agreement #4904HK0668

works of Preexisting Materials and to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute, and sublicense Preexisting Materials or their derivative works, and to grant others the rights granted in this Subsection.

9.3 TOOLS
Supplier will not include Tools in Deliverables unless the are listed in the relevant SOW. Supplier grants Buyer a nonexclusive, worldwide, perpetual, irrevocable, paid-up, license to prepare and have prepared derivative works of Tools, and to use, have used, execute, reproduce, transmit, display and perform Tools or their derivative works.

9.4 INVENTION RIGHTS
Supplier will promptly provide to Buyer a complete written disclosure for each Invention which identifies the features or concepts which Supplier believes to be new or different. Supplier assigns all of its right, title and interest in Inventions (including any patent applications filed on or patents issues claiming Inventions) to Buyer.

9.5 JOINT INVENTION RIGHTS
Supplier assigns all of its right, title and interest in Joint Inventions (including any patent applications filed on or patents issued claiming Joint Inventions) to Buyer.

9.6 PERFECTION OF COPYRIGHTS
Upon request, Supplier will provide to Buyer a "Certificate of Originality" or equivalent documentation to verify authorship of Developed Works. Supplier will confirm assignment of copyright for Developed Works using the "Confirmation of Assignment of Copyright" form and will assist Buyer in perfecting such copyrights.

9.7 PERFECTION OF INVENTION RIGHTS
Supplier will identify all countries in which it will seek patent protection for each Invention. Supplier authorizes Buyer to act as its agent in obtaining patent protection for the Inventions in countries where Supplier does not seek patent protection. Supplier will, at Buyer's expense, assist in the filing of patent applications on Inventions and have required documents signed.

9.8 TRADEMARKS
This Agreement does not grant either party the right to use the other party's or their Affiliates trademarks, trade names or service marks.

9.9 PATENTS
Supplier grants to Buyer a nonexclusive, worldwide, perpetual, irrevocable, and paid-up license under any patents and patent applications licensable by Supplier to make, have made, use, have used, import, export, sell, and otherwise transfer the Deliverables and use the Services to the extent authorized in this Agreement.

10.0 SUPPLIER LIABILITY FOR THIRD PARTY CLAIMS
10.1 GENERAL INDEMNIFICATION
Supplier will defend, hold harmless and indemnify, including legal fees, Buyer and Buyer Personnel against third party claims that arise or are alleged to have arisen as a result of negligent or intentional acts or omissions of Supplier or Supplier Personnel or breach by Supplier of any term of this Agreement.

10.2 INTELLECTUAL PROPERTY INDEMNIFICATION
Supplier will defend, or at Buyer's option cooperate in the defense of, hold harmless and indemnify, including legal fees, Buyer and Buyer Personnel from third party claims that Supplier's Deliverables or Services infringe the intellectual property rights of a third party. If such a claim is or is likely to be made, Supplier will, at its own expense, exercise the first of the following remedies that is practicable:
1. obtain for Buyer the right to continue to use, sell and license the Deliverables and Services consistent with this Agreement;
2. modify Deliverables and Services so they are non-infringing and in compliance with this Agreement;
3. replace the Deliverables and Services, or other affected Deliverables or Services, with non-infringing ones that comply with this Agreement; or
4. at Buyer's request, accept the cancellation of infringing Services and the return of infringing Deliverables and refund any amount paid.



Form Title: Technical Service Agreement     Page 4 of 9      Form Release: 08/98

Form Owner: Global Procurement                               Revision: 3/04

                           TECHNICAL SERVICE AGREEMENT

                                                           Agreement #4904HK0668

Buyer will give Supplier prompt notice of third party claims against Buyer, and cooperate in the investigation, settlement and defense of such claims.

10.3 EXCEPTIONS TO INDEMNIFICATION
Supplier will have no obligation to indemnify Buyer or Buyer Personnel for claims that Supplier's Deliverables or Services infringe the intellectual property rights of a third party to the extent such claims arise as a result of:
1. Buyer's combination of Deliverables or Services with other products or services not reasonably forseeable by Supplier and such infringement or claim would have been avoided in the absence of such combination;
2. Supplier's implementation of a Buyer originated design and such infringement or claim would have been avoided in the absence of such implementation; or
3. Buyer's modification of the Deliverables and such infringement or claim would have been avoided in the absence of such modification.

11.0 LIMITATION OF LIABILITY BETWEEN SUPPLIER AND BUYER
In no event will either party be liable to the other for any lost revenues, lost profits, incidental, indirect, consequential, special or punitive damages. This mutual Limitation of Liability does not limit the obligations and liability of Supplier resulting from Section 10.0 Supplier Liability for Third Party Claims. In no event will either party be liable for the respective actions or omissions of its Affiliates under this Agreement.

Supplier acknowledges and agrees that all WA's or PA's issued by Buyer's Affiliate(s) are independent agreements between Supplier or Supplier Affiliate and the Buyer Affiliate. Buyer shall not be liable to Supplier or Supplier Affiliate(s) for any actions or inactions of any Buyer Affiliate(s) under a WA or PA, nor shall any actions or inactions by Buyer's Affiliate(s) constitute a breach of the Agreement between Buyer and Supplier.

12.0 SUPPLIER AND SUPPLIER PERSONNEL
Supplier is an independent contractor and this Agreement does not create an agency relationship between Buyer and Supplier or Buyer and Supplier Personnel. Buyer assumes no liability or responsibility for Supplier Personnel. Supplier will:
1. ensure it and Supplier Personnel are in compliance with all laws, regulations, ordinances, and licensing requirements;
2. be responsible for the supervision, control, compensation, withholdings, health and safety of Supplier Personnel;
3. inform Buyer if a former employee of Buyer will be assigned work under this Agreement, such assignment subject to Buyer approval;
4. ensure Supplier Personnel performing Services on Buyer's premises comply with the On Premises Guidelines in Section 13.0 and upon request, provide Buyer, for export evaluation purposes, the country of citizenship and permanent residence and immigration status of those persons. Buyer retains the right to refuse to accept persons made available by Supplier for export reasons; and
5. not discriminate against any employees, applicants for employment, or any entity engaged in its procurement practices because of race, color, religion, sex, age, national origin, or any other legally protected status.

13.0 ON PREMISES GUIDELINES
Supplier will ensure that Supplier Personnel assigned to work on Buyer's premises will comply with this Section.

13.1 ACCESS TO PREMISES
Supplier will ensure that Supplier Personnel assigned to work on Buyer's premises will:
1. to the extent permitted by local law, participate in a preemployment criminal background check covering the counties in which the person was employed or resided for the past seven years (or longer as required by State legislation), and inform Buyer of any negative findings;
2. maintain a current and complete list of the persons' names and social security numbers;
3. obtain for each person a valid identification badge from Buyer and ensure that it is displayed to gain access to and while on Buyer's premises (it is Buyer's policy to deactivate any such badge if not used for one month);
4. maintain a signed acknowledgment that each person will comply with Buyer's Safety & Security Guidelines;
5. ensure that each person with regular access to Buyer's premises complies with all parking restrictions and with vehicle registration requirements if any;
6. inform Buyer if a former employee of Buyer will be assigned work under this Agreement, such assignment subject to Buyer approval;
7. at Buyer's request, remove a person from Buyer's premises and not reassign such person to work on Buyer's premises (Buyer is not required to provide a reason for such request); and


Form Title: Technical Service Agreement     Page 5 of 9      Form Release: 08/98

Form Owner: Global Procurement                               Revision: 3/04

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                           TECHNICAL SERVICE AGREEMENT

                                                           Agreement #4904HK0668

8. notify Buyer immediately upon completion or termination of any assignment and return Buyer's identification badge. Upon Buyer's request, Supplier will provide documentation to verify compliance with this Subsection.

13.2 GENERAL BUSINESS ACTIVITY RESTRICTIONS
Supplier will ensure that Supplier Personnel assigned to work on Buyer's premises:
1. will not conduct any non-Buyer related business activities (such as interviews, hirings, dismissals or personal solicitations) on Buyer's premises;
2. will not conduct Supplier's Personnel training on Buyer's premises except for on-the-job training;
3.  will not attempt to participate in Buyer benefit plans or activities;
4. will not send or receive non-Buyer related mail through Buyer's mail systems; and
5. will not sell, advertise or market any products or distribute printed, written or graphic materials on Buyer's premises without Buyer's written permission.

13.3 BUYER'S SAFETY AND SECURITY GUIDELINES
Supplier will ensure that Supplier Personnel assigned to work on Buyer's premises:
1.  do not bring weapons of any kind onto Buyer's premises;
2. do not manufacture, sell, distribute, possess, use or be under the influence of controlled substances (for nonmedical reasons) or alcoholic beverages while on Buyer's premises;
3. do not have in their possession hazardous materials of any kind on Buyer's premises without Buyer's authorization;
4. acknowledge that all persons, property, and vehicles entering or leaving Buyer's premises are subject to search; and
5. remain in authorized areas only (limited to the work locations, cafeterias, rest rooms and, in the event of a medical emergency, Buyer's medical facilities). Supplier sill promptly notify Buyer of any accident or security incidents involving loss of or misuse of damage to Buyer's intellectual or physical assets; physical altercations; assaults; or harassment and provide Buyer with a copy of any accident or incident report involving the above. Supplier must coordinate with Buyer access to Buyer's premises during non-regular working hours.

13.4 ASSET CONTROL
In the event Supplier Personnel has access to information, information assets, supplies or other property, including property owned by third parties but provided to Supplier Personnel by Buyer ("Buyer Assets"), Supplier Personnel:
1. will not remove Buyer Assets from Buyer's premises without Buyer's authorization;
2. will use Buyer Assets only for purposes of this Agreement and reimburse Buyer for any unauthorized use;
3. will only connect with, interact with or use programs, tools or routines that Buyer agrees are needed to provide Services;
4. will not share or disclose user identifiers, passwords, cipher keys or computer dial port telephone numbers; and
5. in the event the Buyer Assets are confidential, will not copy, disclose or leave such assets unsecured or unattended. Buyer may periodically audit Supplier's data residing on Buyer Assets.

13.5 SUPERVISION OF SUPPLIER'S PERSONNEL
Suppliers will provide continual supervision of its Personnel provided under this Agreement, at no additional cost to Buyer. Supplier's supervisor shall have full supervisory authority over all day-to-day employment relationship decisions relating to Supplier's Personnel, including those decisions relating to: wages, hours, terms and conditions of employment, hiring, discipline, performance evaluations, termination, counseling and scheduling. Supplier's supervisors responsible for each work location will be responsible to know that work location's planned holiday (and other closing) schedules and the impacts all such schedules have on Supplier's Personnel. Supplier will conduct orientation sessions with its Personnel before placement on an assignment with Buyer, during which orientation such Personnel will be told who their supervisor is and how that supervisor can be contacted. Supplier will, from time to time, ensure that all of its Personnel working under this Agreement continue to be aware of this information.

14.0 INSURANCE
Supplier will maintain at its expense:
1. commercial general or public liability insurance with a minimum limit per occurrence or accident of 1,000,000 USD (or local currency equivalent);
2. workers' compensation or employer's liability insurance as required by local law, such policies waiving any subrogation rights against Buyer; and
3. automobile liability insurance as required by local statute but not less than 1,000,000 USD (or local currency equivalent) if a vehicle will be used in the performance of this Agreement.


Form Title: Technical Service Agreement     Page 6 of 9      Form Release: 08/98

Form Owner: Global Procurement                               Revision: 3/04

                           TECHNICAL SERVICE AGREEMENT

                                                           Agreement #4904HK0668

Insurance required under clauses (1) and (3) will name Buyer as an additional insured with respect to Buyer's insurable interest, will be primary or noncontributory regarding insured damages or expenses, and will be purchased from insurers with an AM Best Rating of B+ or better and a financial class rating of 11 or better.

15.0 TERMINATION
15.1 TERMINATION OF THIS BASE AGREEMENT
Either party may terminate this Base Agreement, without any cancellation charge, for a material breach of this Agreement by the other party or if the other party becomes insolvent or files or has filed against it a petition in bankruptcy ("Cause"), to the extent permitted by law. Such termination will be effective at the end of a thirty (30) day written notice period if the Cause remains uncured. Either party may terminate this Base Agreement without Cause when there are no outstanding SOW's or WA's.

15.2 TERMINATION OF A SOW OR WA
Buyer may, upon written notice to Supplier, terminate a SOW or WA:
1.  with Cause effective immediately; or
2.  without Cause.
Upon termination, in accordance with Buyer's written direction, Supplier will immediately:
1.  cease work;
2. prepare and submit to Buyer an itemization of all completed and partially completed Deliverables and Services;
3. deliver to Buyer Deliverables satisfactorily completed up to the date of termination at the agreed upon Prices in the relevant SOW and/or WA; and
4.  deliver upon request any work in process.
In the event Buyer terminates without Cause, Buyer will compensate Supplier for the actual and reasonable expenses incurred by Supplier for work in process up to and including the date of termination, provided such expenses do not exceed the Prices.

16.0 GENERAL
16.1 AMENDMENTS
This Agreement may only be amended by a writing specifically referencing this Agreement which has been signed by authorized representatives of the parties.

16.2 ASSIGNMENT
Neither party will assign their rights or delegate or subcontract their duties under this Agreement to third parties or Affiliates without the prior written consent of the other party, such consent not to be withheld unreasonably, except that either party may assign this Agreement in conjunction with the sale of a substantial part of its business utilizing this Agreement or any intellectual property assigned or licensed under this Agreement. Any unauthorized assignment of this Agreement is void.

16.3 CHOICE OF LAW AND FORUM; WAIVER OF JURY TRIAL; LIMITATION OF ACTION
This Agreement and the performance of transactions under this Agreement will be governed by the laws of the country where the Buyer entering into the relevant agreement or PA is located, except: (i) in Australia, this Agreement will be governed by the laws of the State or Territory in which the transaction occurs;
(ii) in the United Kingdom, this Agreement will be governed by the laws of England; (iii) in Albania, Armenia, Azerbaijan, Belarus, Bosnia-Herzegovina, Bulgaria, Croatia, Former Yugoslav Republic of Macedonia, FR Yugoslavia, Georgia, Hungary, Kazakhstan, Krygyzstan, Moldova, Poland, Romania, Russia, Slovakia, Slovenia, Tajikistan, Turkmenistan, Ukraine, and Uzbekistan, this Agreement will be governed by the laws of Austria; (iv) in Estonia, Latvia, and Lithuania, Finnish law will apply; (v) in Canada, the laws of the Province of Ontario govern this Agreement; (vi) in the United States (including if any part of the transaction occurs within the United States) and Puerto Rico, and People's Republic of China, the laws of the State of New York applicable to contracts executed in and performed entirely within that State govern this Agreement. The United Nations Convention on Contracts for the International Sale of Goods does not apply. The parties expressly waive any right to a jury trial regarding disputes related to this Agreement. Unless otherwise provided by local law without the possibility of contractual waiver or limitation, any legal or other action related to a breach of this Agreement must be commenced no later than two (2) years from the date on which the cause of action arose.

16.4 COMMUNICATIONS
All communications between the parties regarding this Agreement will be conducted through the parties' representative as specified in the relevant SOW and/or WA. All notices required in writing under this Agreement will be made to the appropriate contact(s) listed in the relevant SOW and/or WA and will be effective upon actual receipt. Notices may be


Form Title: Technical Service Agreement     Page 7 of 9      Form Release: 08/98

Form Owner: Global Procurement                               Revision: 3/04

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                           TECHNICAL SERVICE AGREEMENT

                                                           Agreement #4904HK0668

transmitted electronically, by registered or certified mail, or courier. All notices, with the exception of legal notices, may also be provided by facsimile.

16.5 COUNTERPARTS
This Agreement may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original.

16.6 EXCHANGE OF INFORMATION
All information exchanged is not confidential. If either party requires the exchange of confidential information, it will be made under a separate signed confidentiality agreement between the parties. The parties will not publicize the terms of this Agreement, or the relationship, in any advertising, marketing or promotional materials without prior written consent of the other party except as may be required by law, provided the party publicizing obtains any confidentiality treatment available. Supplier will use information regarding this Agreement only in the performance of this Agreement. For any business personal information relating to Supplier Personnel that Supplier provides to Buyer, Supplier has obtained the agreement of the Supplier Personnel to release the information to Buyer and to allow Buyer to use such information in connection with this Agreement.

16.7 FREEDOM OF ACTION
This Agreement is nonexclusive and either party may design, develop, manufacture, acquire or market competitive products or services. Buyer will independently establish prices for resale of Deliverables or Services and is not obligated to announce or market any Deliverables or Services and does not guarantee the success of its marketing efforts, if any.

16.8 FORCE MAJEURE
Neither party will be in default or liable for any delay or failure to comply with this Agreement due to any act beyond the control of the affected party, excluding labor disputes, provided such party immediately notifies the other.

16.9 OBLIGATIONS OF AFFILIATES
Affiliates will acknowledge acceptance of the terms of this Agreement through the signing of a PA before conducting any transaction under this Agreement.

16.10 PRIOR COMMUNICATIONS AND ORDER OF PRECEDENCE
This Agreement replaces any prior oral or written agreements or other communication between the parties with respect to the subject matter of this Agreement, excluding any confidential disclosure agreements. In the event of any conflict in these documents, the order of precedence will be:
1.  the quantity, payment and delivery terms of the relevant WA;
2.  the relevant SOW;
3.  this Base Agreement; and
4.  the remaining terms of the relevant WA.

16.11 RECORD KEEPING AND AUDIT RIGHTS
Supplier will maintain (and provide to Buyer upon request) relevant business and accounting records to support invoices under this Agreement and proof of required permits and professional licenses, for a period of time as required by local law, but not for less than three (3) years following completion or termination of the relevant SOW and/or WA. All accounting records will be maintained in accordance with generally accepted accounting principles.

16.12 SEVERABILITY
If any term in this Agreement is found by competent judicial authority to be unenforceable in any respect, the validity of the remainder of this Agreement will be unaffected, provided that such unenforceability does not materially affect the parties' rights under this Agreement.

16.13 SURVIVAL
The provisions set forth in the following Sections and Subsections of this Base Agreement will survive after termination or expiration of this Agreement and will remain in effect until fulfilled: "Taxes", "Ongoing Warranties", "Intellectual Property", "Supplier Liability for Third Party Claims", "Limitation of Liability between Supplier and Buyer", "Record


Form Title: Technical Service Agreement     Page 8 of 9      Form Release: 08/98

Form Owner: Global Procurement                               Revision: 3/04

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                           TECHNICAL SERVICE AGREEMENT

                                                           Agreement #4904HK0668

Keeping and Audit Rights", "Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action", "Exchange of Information", and "Prior Communications and Order of Precedence".

16.14 WAIVER
An effective waiver under this Agreement must be in writing signed by the party waiving its right. A waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent instances.




ACCEPTED AND AGREED TO:                                    ACCEPTED AND AGREED TO:
IBM China/Hong Kong Limited                                Titanium Technology Limited

By: /s/ CATHERINE CHUI        OCTOBER 5, 2004              By: /s/ PATRICK LO               OCTOBER 9, 2004
    ---------------------------------------------------------------------------------------------------------
Buyer Signature               Date                         Supplier Signature               Date

CATHERINE CHUI                                             PATRICK LO
-------------------------------------------------------------------------------------------------------------
Printed Name                                               Printed Name

PROCUREMENT MANAGER                                        EXECUTIVE DIRECTOR, TITANIUM TECHNOLOGY LIMITED
-------------------------------------------------------------------------------------------------------------
Title & Organization                                       Title & Organization
-------------------------------------------------------------------------------------------------------------
Buyer Address:                                             Supplier Address:
10/F, PCCW Tower, Taikoo Place,                            10/F., Tianjin Building,
979 King's Rod, Quarry Bay,
Hong Kong                                                  October 9, 2004























Form Title: Technical Service Agreement     Page 9 of 9      Form Release: 08/98

Form Owner: Global Procurement                               Revision: 3/04